UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2007

Alliance Health, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	33-17387 (Commission file number)	75-219377 (IRS employer identification no.)

421 E. Airport Freeway, Irving, Texas (Address of principal executive offices)	75062 (Zip code)

Registrant’s telephone number, including area code:	(972) 255-5533

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01     Changes in Registrant’s Certifying Accountant.

     As reported in its Current Report dated December 15, 2005, Alliance Health (the “Company”) received a letter from the Internal Revenue Service; (“IRS”) claiming that the Company owed $206,368 additional taxes for its fiscal year ended September 30, 2003. The IRS contended that the Company incorrectly accounted for the sale of substantially all of its assets in fiscal 2003 and underreported income resulting in the alleged additional $206,368 in taxes, penalty and interest. At this time the Company had no assets and a small amount of cash.

     In May 2006, the Company agreed to pay the IRS $166,498 in full settlement of the IRS tax deficiency claim against the Company in connection with its 2003 tax return. The Company borrowed the $166,498 to pay the IRS from its President and principal shareholder, S. J. Kechejian, M.D.

     Also, in January 2007, the Company and Whitley Penn LLP, which had prepared the Company’s 2003 tax return, entered into a Release and Settlement Agreement that settled the Company’s claim against Whitley Penn LLP. Because of this matter, Whitley Penn LLP then advised the Company that Whitley Penn LLP could no longer serve as the Company’s independent registered public accounting firm. On January 15, 2007, Whitley Penn resigned as the Company’s independent registered public accounting firm.

     Whitley Penn LLP issued its report on the Company’s financial statements for the Company’s 2003 and 2004 fiscal years. Neither report contained an adverse opinion nor disclaimer of opinion or was modified as to audit scope or accounting principles. The 2004 report did include a paragraph related to the uncertainty of the Company to continue as a going concern.

     The Company did not have any disagreement with Whitley Penn LLP other than described above concerning its 2003 tax return.

     During the Company’s two most recent fiscal years (ended September 30, 2004 and 2003) and from October 1, 2004 to January 15, 2007, there were no disagreements with Whitley Penn LLP on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure.  There were no reportable events, as described in Item 304(a)(1)(iv)(B) of Regulation S-B, during the Company’s two most recent fiscal years (ended September 30, 2004 and 2003) and from October 1, 2004 to the date of this Report.

The Company anticipates appointing successor auditors in the near future and will file the required Current Report on Form 8-K concurrent with that event.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

16.     Whitley Penn LLP letter dated June 22, 2007 on change in certifying accountant.

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Health, Inc.

Date: June 22, 2007
/s/ S. J. Kechejian
S. J. Kechejian, M.D., President